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                                                                   EXHIBIT 10.14



Hongkong Bank
The Hongkong and Shanghai Banking Corporation Limited
Mongkok Office:  675 Nathan Road, Kowloon, Hong Kong

CORPORATE BANKING CENTRE
PRIVATE AND CONFIDENTIAL

Celebrity Exports International Ltd
12/F Empire Centre
68 Mody Road
Tsimshatsui East
Kowloon
Attn:  Mr K C Lee                                                   19 May 1997

Dear Sir

BANKING FACILITIES
A/C NO. 001-523950-001

We refer to our recent discussions and are pleased to advise that we have reviewed your undermentioned banking facilities and offered a renewal within the following revised limits which will be made available on the specific terms and conditions outlined herein and upon the satisfactory completion of the security detailed below. These facilities are subject to review at any time and, in any event by 31 March 1998, and also subject to our overriding right of withdrawal and repayment on demand, including the right to call for cash cover on demand for prospective and contingent liabilities.


                                                         Existing                       New
                                                         --------                       ---
Export Facilities                                        HKD45,000,000*#                HKD55,000,000@#o
-----------------
Purchase of D/P bills on approved drawees
with ECIC cover assigned to us.

within which                                             HKD45,000,000*#                HKD55,000,0000@#o
------------
D/A bills on approved drawees up to 60 days
with ECIC cover assigned to us.

*  within which HKD15,000,000 can be
   used as Export DP/DA bills (60 usance
   days) drawn on Celebrity Group
   companies.
   (A/C No. 001-523950-096)


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                                        Existing                  New


@    within which HKD20,000,000 can be
     used as Export DP/DA bills (60 usance
     days) drawn on Celebrity Group
     companies.
     (A/C No. 001-523950-096)

#    of which HKD2,000,000 can be used
     as Overdraft facility.  Interest will
     continue to be charged on daily
     balances over our best lending rate
     (currently 8-3/4% per annum, but
     subject to fluctuation at our discretion) and payable monthly in arrears to the debit of your current account.

o    of which HKD5,000,000 temporarily
     available until 31 October 1997.

Commission Structure

Our opening commission on Documentary Credits and commission in lieu of exchange will continue to be charged as follows:

For the first USD50,000 or its equivalent                       1/4%

Balance in excess of USD50,000 or its equivalent                1/8%

Security

As security, we are holding:

1) A Corporate Guarantee in our favour from Celebrity Inc. for HKD45,000,000 with Board Resolution.

2) A Letter of Undertaking from Celebrity Exports International Ltd with Board Resolution that their net worth is and will be maintained for not less than HKD30 million for all times.

3)       A Letter of Negative Pledge from your company.

In view of the foregoing revised facilities, we require:



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A)       A Corporate Guarantee from Celebrity Inc. for HKD55,000,000.  Our standard form of Guarantee is enclosed for their completion and return which should be verified by their banker and accompanied by the undermentioned documents.

         i) A certified true copy of a board resolution authorizing a named person or the holder of a particular office to execute a guarantee in our favour on behalf of the Corporation. This certified true copy of the resolution should be signed and sealed by the Secretary or an Assistant Secretary of the Corporation.

         ii) A certificate of incumbency to be signed and sealed by the Secretary or an Assistant Secretary of the Corporation. Our draft form is enclosed for consideration which should be typed on their stationery.

         iii) A counsel's opinion which may be given by the Corporation's in-house counsel, as per the attached format.

B) A Letter of Undertaking from Celebrity Exports International Ltd with Board Resolution that their net worth maintaining for not less than HKD50 million for all times. Our standard forms of "Letter of Undertaking" and "Board Resolution" are enclosed for your completion and return.

Upon receipt of which, we shall return the existing guarantee and Letter of Undertaking as mentioned at the above security items 1) and 2) for your cancellation.

Please note that an arrangement fee of HKD15,000 will be charged to the debit of your current account upon receipt of your acceptance to this letter.

Our above commitment will remain open for acceptance until the close of business on 10 June 1997 and if not accepted by that date, will be deemed to have lapsed.

Kindly arrange for the authorized signatories of your company, in accordance with the terms of the mandate given to the Bank, to sign and return to us the duplicate copy of this letter to signify your confirmation as to the correctness of the security held, and your understanding and acceptance of the terms and conditions under which these facilities are granted.

We are pleased to be of continued assistance.

Yours faithfully


Roger Lim
Corporate Relationship Manager

Enc

EML